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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT




Graham Corporation


         We consent to the incorporation by reference in Registration Statement No.'s 2-83432, 2-82275, 33-82432, 333-00401 and Post-Effective Amendment No. 1
to Registration Statement No. 33-82432 of Graham Corporation and subsidiaries on Forms S-3 and S-8 of our reports dated May 19, 2000, appearing in this Annual Report on Form 10-K of Graham Corporation and subsidiaries for the year ended March 31, 2000.




/s/ Deloitte & Touche LLP
    ---------------------
Deloitte & Touche LLP
Rochester, New York
June 19, 2000



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